Exhibit 99.1

CARMAX ANNOUNCES ROBERT O’SHAUGHNESSY TO JOIN BOARD OF DIRECTORS

RICHMOND, V.A., May 12, 2026 -- CarMax, Inc. (NYSE: KMX) (“CarMax” or the “Company”), the nation’s largest retailer of used cars, today announced that it intends to add Robert O’Shaughnessy to the Company’s Board of Directors (the “Board”), subject to shareholder approval at the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Additionally, the Company announced the planned retirements of Shira Goodman and Mitchell Steenrod, each of whom will not stand for re-election.
“We are pleased to welcome Bob to the CarMax board,” said Tom Folliard, Interim Executive Chair of the Board. “His significant experience in the auto industry, deep financial acumen, and consumer credit expertise from his oversight of Pulte's mortgage business make him a great addition. Adding Bob reflects the Board’s deliberate approach to refreshment, bringing relevant expertise and fresh perspectives to support long-term value creation. We also want to extend our gratitude to Shira and Mitch for their dedication to CarMax. Their guidance has been instrumental to establishing CarMax’s leading market position and iconic brand.”
“CarMax has built a leading platform by investing in its exceptional brand and maintaining the trust of its customers,” said Robert O’Shaughnessy. “I look forward to working alongside Keith, the management team, and the Board as we work to deliver on CarMax’s potential in a moment of tremendous opportunity for the industry.”
Following the Annual Meeting, the Board will be comprised of 11 directors, nine of whom are independent. Tom Folliard will be non-executive Chair and Mark O’Neil will assume the role of Lead Independent Director.
About Robert O’Shaughnessy
Mr. O’Shaughnessy brings extensive financial, operational, and leadership experience in industries where understanding shifting market and customer dynamics is crucial to success, including direct auto industry expertise. He retired from his position as Executive Vice President of PulteGroup, Inc., one of the largest homebuilders in the U.S., in March 2026, after serving as Executive Vice President and Chief Financial Officer from May 2011 until February 2025. Previously Mr. O’Shaughnessy served as Executive Vice President and Chief Financial Officer of Penske Automotive Group from 2007 to 2011. He held a number of financial roles with increasing responsibility at Penske, including Senior Vice President and Controller, from 1997 to 2007. Mr. O’Shaughnessy began his career in the New York office of Ernst & Young.
About CarMax
CarMax, the nation’s largest retailer of used autos, revolutionized the automotive retail industry by driving integrity, honesty and transparency in every interaction. The company offers a truly personalized experience with the option for customers to do as much, or as little, online and in-store as they want. During the fiscal year that ended February 28, 2026, CarMax sold approximately 780,000 used vehicles and 540,000 wholesale vehicles at its auctions. In addition, CarMax Auto Finance originated $8 billion in auto loans during fiscal 2026, adding to its $16 billion portfolio. CarMax has more than 255 store locations, approximately 28,000 associates, and is proud to have been recognized for 22 consecutive years as one of the Fortune 100 Best Companies to Work For®. CarMax is committed to helping its communities thrive and reducing the environmental footprint of its operations. Learn more in the 2025 Responsibility Report. For more information, visit www.carmax.com.

Exhibit 99.1
Forward-Looking Statements
We caution readers that the statements contained in this communication that are not statements of historical fact, including statements about our future business plans, operations, challenges, opportunities or prospects, including without limitation any statements or factors regarding our recent leadership transition, operating capacity, sales, inventory, market share, financial and operational targets and goals, revenue, margins, expenses, liquidity, loan originations, capital expenditures, share repurchase plans, debt obligations or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “commit,” “could,” “enable,” “estimate,” “expect,” “focus on,” “intend,” “may,” “on track,” “outlook,” “plan,” “position,” “predict,” “should,” “target,” “will” and other variations of these words or similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge, expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.
For details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2026, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling (804) 747-0422 x7865. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts:
Investors:
David Lowenstein, Vice President, Investor Relations
investor_relations@carmax.com, (804) 747-0422 x7865
Media:
pr@carmax.com, (855) 887-2915